                                NETGRAVITY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                          June 30,          December 31,
                                                                                            1999                1998
                                                                                          -------           ------------
                                     ASSETS

Current assets:
      Cash, cash equivalents and short-term investments................................   $ 125,043            $ 20,799
      Accounts receivable, net.........................................................       9,231               6,311
      Prepaid expenses and other current assets........................................       1,909                 778
                                                                                          ---------            --------
      Total current assets.............................................................     136,183              27,888
Property and equipment, net............................................................       5,870               3,473
Other assets...........................................................................       1,655               2,059
                                                                                          ---------            --------
      Total assets.....................................................................   $ 143,708            $ 33,420
                                                                                          =========            ========

                       LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
      Current portion of notes payable.................................................   $     485            $    618
      Accounts payable.................................................................         594                 898
      Accrued liabilities..............................................................       3,814               2,867
      Deferred revenue.................................................................       7,791               5,800
                                                                                          ---------            --------
      Total current liabilities........................................................      12,684              10,183

Notes payable, less current portion ...................................................          --               1,109

Stockholders equity:
      Convertible preferred stock......................................................          --                  --
      Common stock.....................................................................          18                  14
      Additional paid-in capital.......................................................     161,121              46,817
      Deferred compensation............................................................      (1,266)             (1,706)
      Accumulated deficit..............................................................     (28,849)            (22,997)
                                                                                          ---------            --------

        Total stockholders' equity.....................................................     131,024              22,128

                                                                                          ---------            --------

        Total liabilities and stockholders' equity.....................................   $ 143,708            $ 33,420
                                                                                          =========            ========




   See accompanying notes to the condensed consolidated financial statements.

                             NETGRAVITY, INC.
              CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  (In thousands, except per share data)
                               (Unaudited)


                                                                     Three Months Ended                 Six Months Ended
                                                                 -------------------------          -------------------------
                                                                  June 30,        June 30,          June 30,         June 30,
                                                                    1999            1998              1999             1998
                                                                  --------        --------          --------         --------
Revenues:
      Software licenses......................................... $  2,058        $    877          $  3,615         $  1,652
      Software upgrades.........................................    1,006             527             1,879              929
      Consulting and support....................................    1,963             916             3,584            1,742
      Transactional services....................................      622              12             1,143               12
                                                                 --------        --------          --------        ---------
          Total revenues........................................    5,649           2,332            10,221            4,335


Cost of revenues:
      Cost of software licenses.................................       43              20                46               35
      Cost of consulting and support............................    1,221           1,073             2,444            2,231
      Cost of transactional services............................    1,326              19             2,306               19
                                                                 --------        --------          --------        ---------
          Total cost of revenues................................    2,590           1,112             4,796            2,285
                                                                 --------        --------          --------        ---------
          Gross profit..........................................    3,059           1,220             5,425            2,050
                                                                 --------        --------          --------        ---------

Operating costs and expenses:
Research and development........................................    1,615           1,063             3,577            2,059
Sales and marketing.............................................    3,544           2,439             6,898            4,395
General and administrative......................................    1,428             754             2,417            1,462
                                                                 --------        --------          --------        ---------
Total operating costs and expenses..............................    6,587           4,256            12,892            7,916
                                                                 --------        --------          --------        ---------

Loss from operations............................................   (3,528)         (3,036)           (7,467)          (5,866)

Other income (expense), net.....................................    1,425              26             1,615               56
                                                                 --------        --------          --------        ---------

Net loss........................................................ $ (2,103)       $ (3,010)         $ (5,852)        $ (5,810)
                                                                 ========        ========          ========        =========

Per share of common stock:
      Basic and diluted net loss per share...................... $  (0.12)       $  (0.59)         $  (0.38)        $  (1.42)
                                                                 --------        --------          --------        ---------

Weighted average shares used in per share
      calculation of basic and diluted net loss
      per share calculation.....................................   17,487           5,134            15,572            4,079
                                                                 --------        --------          --------        ---------



   See accompanying notes to the condensed consolidated financial statements.

                                             NETGRAVITY, INC.
                             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              (In thousands)
                                               (Unaudited)


                                                                                             Six months ended
                                                                                                 June 30,
                                                                                         -------------------------
                                                                                         1999                1998
                                                                                         ----                ----

Cash Flows from operating activities:
      Net loss....................................................................   $ (5,852)             $ (5,810)
      Adjustments to reconcile net loss to net cash used
        in operating activities:
           Depreciation...........................................................        934                   371
           Amortization of intangibles............................................        369                    --
           Amortization of deferred stock compensation............................        559                   561
           Compensation from grant of non-employee stock options
             and warrants.........................................................        254                    --
              Accounts receivable, net............................................     (2,920)               (1,584)
              Prepaid expenses and other assets...................................     (1,131)                 (163)
              Accounts payable....................................................       (304)                  869
              Accrued liabilities.................................................        947                 1,355
              Deferred revenue....................................................      1,991                 1,798
                                                                                     --------              --------
                       Net cash used in operating activities......................     (5,153)               (2,603)
                                                                                       ------              --------


Cash flows from investing activities:
      Capital expenditures........................................................     (3,329)                 (965)
      Purchase of short-term investments, net.....................................       (848)                   --
      Other assets................................................................         35                  (284)
                                                                                     --------              --------
                        Net cash used in investing activities.....................      (4,142)               (1,249)
                                                                                     --------              --------

Cash flows from financing activities:
      Proceeds from notes payable.................................................         --                  (655)
      Repayment of notes payable..................................................     (1,242)                 (243)
      Proceeds from issuance of preferred stock, net..............................         --                 3,249
      Proceeds from issuance of common stock, net.................................    113,935                23,901
      Repurchases of common stock.................................................         --                    (9)
                                                                                     --------              --------
                       Net cash provided by financing activities...................   112,693                26,243
                                                                                     --------              --------

Net increase in cash and cash equivalents.........................................    103,398                22,391
Cash and cash equivalents at beginning of period..................................     10,236                 5,637
                                                                                     --------              --------
Cash and cash equivalents at end of period........................................    113,634                28,028
                                                                                     ========              ========

Supplemental disclosure of cash flow information:
      Cash paid for interest......................................................         57                    71
                                                                                     ========              ========

Non-cash financing activities:
      Deferred compensation cost on employee and non-employee
        stock option grants.......................................................   $    228              $  1,037
                                                                                     ========              ========



    See accompanying notes to the condensed consolidated financial statements.

NOTE 1.  BASIS OF PRESENTATION

The condensed consolidated financial statements of NetGravity, Inc. and subsidiaries (the "Company") reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary for a fair presentation of interim period results. These condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-K and other documents filed with the Securities and Exchange Commission.

The results of operations for the current interim period are not necessarily indicative of results to be expected for the entire current year or other future interim periods.

Net Loss Per Share

Basic and diluted net loss per share are computed using the weighted average number of outstanding shares of common stock.

Diluted net loss per share for the three- and six-months ended June 30, 1998 does not include the effect of approximately 1,852,000 stock options with a weighted average exercise price of $2.58 per share, or 827,000 shares of common stock issued and subject to repurchase by the Company at a weighted average price of $0.22 per share, because their effects are anti-dilutive.

Diluted net loss per share for the three- and six-months ended June 30, 1999 does not include the effect of approximately 3,503,073 stock options outstanding with a weighted average exercise price of $16.12 per share, and approximately 164,861 shares of common stock issued and subject to repurchase by the Company at a weighted average price of $0.28 per share, because their effects are anti-dilutive.

NOTE 2.  EQUITY TRANSACTIONS

In March 1998, the Company issued and sold approximately 1,451,000 shares of Series C Preferred Stock for aggregate net proceeds to the Company of approximately $3,249,000.

In June 1998, the Company raised $23.9 million of net proceeds from the sale of 3 million shares of the Company's common stock in its initial public offering ("IPO"). All then outstanding shares of Series A, B and C Preferred Stock were converted into 2.5 million shares, 1.9 million shares and 1.8 million shares of common stock, respectively, upon the closing of the IPO.

In July 1998, the Company raised an additional $2.1 million of net proceeds from the sale of an additional 250,000 shares of the Company's common stock upon the exercise of the underwriters' over-allotment option granted in connection with the IPO.

In April 1999, the Company completed a secondary public offering of 4,692,000 shares of its Common Stock, of which approximately 3,830,000 were sold by the Company, including 612,000 shares sold upon exercise of the underwriters' over-allotment option, for net proceeds to the Company of approximately $113 million, after deducting underwriting discounts, commissions and estimated offering expenses payable by the Company.

In connection with the Company's issuance of certain contingent stock option rights to purchase the Company's common stock to consultants engaged in research and development activities on behalf of the Company, the Company valued the deferred stock compensation charge associated with the rights issued to the consultants as of June 30, 1999 at approximately $240,000. The Company determined the value of the contingent stock option rights using the Black-Scholes model, based on the following assumptions: no dividends; contractual term of one year; risk-free interest rate of 6.50%; and expected volatility of 80%. The value assigned to the contingent stock option rights is being remeasured at each reporting date until all such ownership rights have been earned by the consultants, and the resulting compensation charge is being amortized over the related service period of approximately one year. Amortization of the assigned value of the warrant during the six months ended June 30, 1999 totaled approximately $121,000.

In connection with the Company's issuance of a warrant to purchase the Company's common stock to a recruitment firm as partial consideration for services rendered in connection with the recruitment and hiring of a new CEO, the Company valued the stock compensation charge associated with the warrant issuance at its measurement date at approximately $133,000. The Company determined the value of the warrant using the Black-Scholes model, based on the following assumptions: no dividends; contractual term of six months; risk-free interest rate of 6.50%; and expected volatility of 80%. The entire value assigned to the warrant was expensed in the three months ended June 30, 1999.

Amortization of deferred compensation and compensation expense of approximately $315,000 and $355,000 was recognized in the three months ended June 30, 1998 and 1999, respectively. Amortization of deferred compensation and compensation expense of approximately $561,000 and $813,000 was recognized in the six months ended June 30, 1998 and 1999, respectively.

NOTE 3. SEGMENT INFORMATION

The Company has adopted the provisions of SFAS No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 establishes standards for the reporting by public business enterprises of information about operating segments, products and services, geographic areas and major customers. The method for determining what information to report is based on the way that management organizes the operating segments within the Company for making operating decisions and assessing financial performance.

The Company's Chief Executive Officer ("CEO") is considered to be the "chief operating decision maker" within the meaning of SFAS No. 131. The CEO reviews financial information presented on a consolidated basis accompanied by disaggregated information about revenues by geographic region for purposes of making operating decisions and assessing financial performance. The consolidated financial information reviewed by the CEO is identical to the information presented in the accompanying consolidated statement of operations. Therefore, the Company has determined that it operates in a single operating segment: interactive marketing software and services.

Revenue and asset information regarding operations in the different geographic regions is as follows (in thousands of dollars):

                                    North America    Europe       Asia     Consolidated
                                    -------------    ------       ----     ------------
Revenues:
  Three months ended June 30, 1998..   1,658           334         340        2,332
  Three months ended June 30, 1999..   3,984           805         860        5,649
  Six months ended June 30, 1998....   3,073           584         678        4,335
  Six months ended June 30, 1999....   6,948         1,824       1,449       10,221
Identifiable Assets:
  June 30, 1999..................... 138,496         1,198       2,173      143,708



No single customer accounted for greater than 10% of revenues in any period reported.

NOTE 4.  MERGER WITH DOUBLECLICK INC.

In July 1999, the Company entered into an agreement with DoubleClick, Inc., a Delaware corporation ("DoubleClick"), under which the Company agreed to merge with DoubleClick. This merger transaction, in which the stockholders of the Company will receive 0.28 shares of DoubleClick common stock for each share of common stock held by them, is expected to be accounted for using the pooling-of-interests method and should close during the quarter ending December 31, 1999, subject to various conditions, including customary regulatory approvals and approval by the Company's stockholders.